Exhibit 99.3

FORM OF PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on November 15, 2013

PEOPLES FINANCIAL SERVICES CORP.

82 Franklin Avenue

Hallstead, Pennsylvania 18822

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Debra E. Dissinger and Scott A. Seasock, and each of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Peoples Financial Services Corp.’s (“Peoples”) common stock held of record by the undersigned on September 27, 2013, at the Special Meeting of the Shareholders to be held at the American Legion Post 357, 612 New York Avenue, Hallstead, Pennsylvania on Friday, November 15, 2013, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND ALL OTHER PROPOSALS.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Peoples.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated October [—], 2013, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of the Peoples and vote in person.

PROPOSAL 1: Approval and adoption of the Agreement and Plan of Merger, dated as of June 28, 2013, as amended, by and between Peoples Financial Services Corp. and Penseco Financial Services Corporation, which provides, among other things, for the merger of Penseco with and into Peoples, and the conversion of each share of Penseco common stock immediately outstanding prior to the merger into 1.3636 shares of Peoples common stock, all as described in the Joint Proxy Statement/Prospectus, and transactions in connection therewith.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval and adoption of an amendment to Article 4 of Peoples’ Articles of Incorporation to increase the number of authorized shares of Peoples’ common stock, $2.00 par value per share, from 12,500,000 shares to 25,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3: Approval on an advisory (non-binding) basis of the golden parachute compensation payable to the named executive officers of Peoples and Penseco in connection with the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4: Approval to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Peoples time to solicit additional votes in favor of the merger agreement and the amendment to the articles of incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends a Vote For each of the Proposals

Dated: , 2013	Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.